Exhibit 10.1.12

AMENDED AND RESTATED

SENIOR LOAN AND SECURITY AGREEMENT

among

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

and

STANDARD AMERICAN INSURANCE LIMITED,

as Senior Lenders,

and

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.,

as the Borrower

Amended and Restated as of

July 23, 2004

Originally dated December 12, 2003

i

ii

EXHIBITS AND SCHEDULES

Exhibit A	Senior Secured Note

Exhibit B	Form of Warrant

Exhibit C	Form of Intercreditor Agreement

Schedule 3.01A	Borrower’s Organizational Documents

Schedule 3.01B	Borrower’s Capital Stock

iii

SENIOR LOAN AND SECURITY AGREEMENT

     This AMENDED AND RESTATED SENIOR LOAN AND SECURITY AGREEMENT (the “Agreement”) is dated as of July 23, 2004, among (1) (a) Friedman, Billings, Ramsey Group, Inc., a Virginia corporation, as a senior lender (“FBR”) and (b) Standard American Insurance Limited, a Bermuda company, as a senior lender (“SAIL,” and, together with FBR, the “Senior Lenders”); and (2) Specialty Underwriters’ Alliance, Inc., a Delaware corporation, as the borrower (the “Borrower”); and (3) acknowledged and agreed to by each of Courtney Smith, Peter Jokiel, William Loder and Gary Ferguson, each an individual, as the subordinated lenders (each, a “Subordinated Lender);

     WHEREAS, the Borrower entered into a Senior Loan and Security Agreement (the “Original Agreement”), dated December 12, 2003, between FBR, as sole senior lender, and the Borrower, and acknowledged and agreed to by each Subordinated Lender, as amended, in order to secure a short-term stage-funded, non-revolving line of credit with a maximum borrowing limit of $1,500,000, subject to limited exceptions for draws in respect of interest accrued prior to the Maturity Date, as described herein, from FBR to enable the Borrower to fund its working capital needs from time to time, pending a public offering of equity of the Borrower;

     WHEREAS, the Borrower wishes to amend and restate the Original Agreement to extend the Maturity Date to October 31, 2004, increase the maximum borrowing limit to $3,450,000, and to add SAIL as an additional senior lender, and each Senior Lender wishes to amend the Original Agreement and make the line of credit available subject to the terms and conditions set forth herein; and

     WHEREAS, the Borrower intends to grant a first-priority security interest to the Senior Lenders in all of its assets to secure the credit facility described herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

     Section 1.01. Definitions.

     Unless otherwise specified, the following terms shall have the meanings assigned to them in this Section 1.01 when used in this Agreement.

     “Accounts” means all of the Borrower’s now owned or hereafter acquired right, title and interest with respect to “accounts” (as that term is defined in the Virginia UCC).

     “Accrual Period” means, (a) with respect to the initial Accrual Period for any Advance, the period commencing on the Funding Date for such Advance, and ending on the earlier of (i) the close of business on the last calendar day before the first Payment Date and (ii) the Maturity Date, and (b) with respect to any subsequent Accrual Period for such Advance, the period commencing on the Payment Date occurring the day after the conclusion of the preceding Accrual Period, and ending on the earlier of (i) the close of business on the last calendar day before the next upcoming Payment Date or (ii) the Maturity Date.

     “Advance” means an amount of funds borrowed by the Borrower from a Senior Lender pursuant to the provisions of Article II of this Agreement.

     “Advance Balance” means, with respect to any Advance and any date of determination, the outstanding principal balance of such Advance, determined as the difference between (i) the sum of all amounts of principal lent by the related Senior Lender to the Borrower with respect to such Advance through the close of the date of determination and (ii) the sum of all amounts of principal repaid by the Borrower with respect to such Advance through the close of the date prior to the date of determination, if any.

     “Affiliate” means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting securities of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     “Aggregate Advance Balance” means, with respect to any date of determination, the aggregate amount of the outstanding Advance Balances of all Advances at such date.

     “Aggregate FBR Advance Balance” means, on any date of determination, the aggregate amount of the outstanding Advance Balances of all FBR Advances at such date.

     “Aggregate SAIL Advance Balance” means, on any date of determination, the aggregate amount of the outstanding Advance Balances of all SAIL Advances at such date.

     “Books” means all of the Borrower’s now owned or hereafter acquired books and records (including all of its records indicating, summarizing or evidencing its assets or liabilities, all of its records relating to its business operations or financial condition, and all of its Goods or General Intangibles related to such information).

     “Borrower” means Specialty Underwriters’ Alliance, Inc., a Delaware corporation.

     “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday, nor a day on which banking institutions are authorized or required by Law or regulation to close, in the Commonwealth of Virginia or the State of Texas.

     “Change of Control” means (a) any sale of equity interests in the Borrower by any Subordinated Lender or (b) any event as a result of which (i) the Subordinated Lenders fail to own at least 51% of all equity and voting securities of the Borrower, (ii) Courtney Smith is no longer Chief Executive Officer of the Borrower, (iii) Peter Jokiel is no longer Chief Financial Officer of the Borrower, (iv) William Loder is no longer Chief Underwriting Officer of the Borrower, or (v) Gary Ferguson is no longer Chief Claims Officer of the Borrower.

     “Chattel Paper” means all of the Borrower’s now owned or hereafter acquired right, title and interest with respect to any “chattel paper” (as that term is defined in the Virginia UCC).

     “Closing Date” means December 12, 2003 (or July 23, 2004, in the case of the amendment and restatement hereby).

     “Collateral” shall have the meaning assigned to such term in Section 5.01 hereof.

     “Commercial Tort Claim” means all of the Borrower’s now owned or hereafter acquired right, title and interest with respect to any “commercial tort claim” (as that term is defined in the Virginia UCC).

     “Commitment Amount” means, with respect to FBR, the FBR Commitment Amount, and with respect to SAIL, the SAIL Commitment Amount; provided, that amounts added to the Aggregate Advance Balance in respect of interest accrued on the either Secured Note prior to the Maturity Date, pursuant to Section 2.04 hereof, shall not count as amounts drawn under the Commitment Amount.

     “Commitment Percentage” means, for a Senior Lender, the percentage obtained by dividing (a) the difference between such Senior Lender’s Commitment Amount and the principal balance of such Senior Lender’s Senior Secured Note by (b) the difference between the aggregate Commitment Amount for all Senior Lenders and the aggregate principal balance of all Senior Secured Notes.

     “Common Stock” means the common stock of the Borrower, which is issued in a single class of common stock.

     “Default” means a Monetary Default, a Non-Monetary Default, or any of the other events described in Section 7.01 hereof, which may become an Event of Default in accordance with Section 7.01.

     “Default Rate” means the Interest Rate plus 6.00% per annum.

     “Deposit Account” means all of the Borrower’s now owned or hereafter acquired right, title and interest with respect to any “deposit account” (as that term is defined in the Virginia UCC).

     “Documents” means all of the Borrower’s now owned or hereafter acquired right, title and interest with respect to any “document” (as that term is defined in the Virginia UCC).

     “Equipment” means all of the Borrower’s now owned or hereafter acquired right, title and interest with respect to any “equipment” (as that term is defined in the Virginia UCC), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto.

     “Equity Offering” means (i) any initial public offering of equity securities by the Borrower pursuant to an effective registration statement under the Securities Act or (ii) any other sale, public or private, of equity or debt securities, by the Borrower, in either case, in which gross proceeds exceed $10,000,000.

     “Event of Default” has the meaning set forth in Article VII hereof.

     “FBR” means Friedman, Billings, Ramsey Group, Inc., a Virginia corporation, its successors in interest and its permitted assigns.

     “FBR Advance” means an Advance made by FBR.

     “FBR Commitment Amount” means $2,000,000.

     “FBR Note” means the amended and restated promissory note, substantially in the form of Exhibit A hereto, executed by the Borrower in favor of FBR.

     “FBR Percentage” means, as of any date, the percentage obtained by dividing the Aggregate FBR Advance Balance by the Aggregate Advance Balance.

     “Fixture” means all of the Borrower’s now owned or hereafter acquired right, title and interest with respect to any “fixture” (as that term is defined in the Virginia UCC).

     “Funding Date” means, with respect to any Advance, the date on which the related Senior Lender disburses the Advance to the Borrower, which shall be the date requested by the Borrower pursuant to Section 2.02 if all conditions precedent have been met.

     “Funding Package” has the meaning assigned to such term in Section 2.02 hereof.

     “GAAP” means generally accepted accounting principles in the United States, consistently applied.

     “General Intangibles” means of the Borrower’s now owned or hereafter acquired right, title, and interest with respect to “general intangibles” (as such term is defined in the Virginia UCC), including payment intangibles (including, without limitation, all Supporting Obligations in respect thereof), contract rights (including, without limitation, all rights under any contracts with Managing General Agents), rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property.

     “Goods” means all of the Borrower’s now owned or hereafter acquired right, title and interest with respect to any “goods” (as that term is defined in the Virginia UCC).

     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     “Indemnified Party” has the meaning ascribed thereto in Article VI of this Agreement.

     “Instruments” means all of the Borrower’s now owned or hereafter acquired right, title and interest with respect to any “instruments” (as that term is defined in the Virginia UCC).

     “Intellectual Property” means all of the Borrower’s rights, priorities and privileges relating to intellectual property, now existing or hereafter adopted or acquired, including, without limitation: (i) all patents, reissues and extensions thereof, patent applications, divisions, continuations and continuations-in-part, paten disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) all trademarks, service marks, trade dress, trade styles, logos, trade names, corporate names, company names, business names, fictitious business names and other source or business identifiers and Internet domain names and goodwill associated therewith; (iii) all copyrightable works and mask works and all registrations, applications and renewals for any of the foregoing; (iv) all trade secrets, confidential information, ideas, formulae, compositions, compounds, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, blueprints, surveys, reports, manuals, operating standards, improvements, proposals, technical and computer data, financial, business and marketing plans, and customer and supplier lists and related information; (v) all other proprietary rights (including, without limitation, all computer software, documentation, data and databases, and all license agreements and sublicense agreements to and from third parties relating to any of the foregoing); (vi) all copies and tangible embodiments of the foregoing (in whatever form or medium); (vii) all damages and payments, and the right to sue and recover, for past, present and future infringements of the foregoing; and (viii) all royalties and income due with respect to the foregoing.

     “Intercreditor Agreement” means that certain Amended and Restated Intercreditor and Subordination Agreement, of even date herewith, among each Senior Lender, each Subordinated Lender and the Borrower, in the form attached hereto as Exhibit C

     “Interest Rate” means, with respect to any Accrual Period, 12.00% per annum.

     “Inventory” means all of the Borrower’s now owned or hereafter acquired right, title and interest with respect to any “inventory” (as that term is defined in the Virginia UCC).

     “Investment Property” means all of the Borrower’s now owned or hereafter acquired right, title and interest with respect to any “investment property” (as that term is defined in the Virginia UCC), and any and all Supporting Obligations in respect thereof.

     “Law” means any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent, decree or judgment.

     “Letter-of-Credit Rights” means all of the Borrower’s now existing or hereafter acquired right, title and interest with respect to any “letter-of-credit right” (as that term is defined in the Virginia UCC).

     “Loan” means the aggregate of the sums borrowed by the Borrower from the Senior Lenders pursuant to all Advances which remain unpaid, together with accrued and unpaid interest thereon.

     “Managing General Agent” means a Person who sources and binds insurance contracts on behalf of the Borrower as insurer.

     “Material Adverse Effect” means a material adverse effect on (a) the financial condition or business operations of the Borrower or (b) the ability of the Borrower to perform its obligations under, or the validity or enforceability of, any of the Significant Documents or any Senior Lender’s rights and remedies hereunder and thereunder, or (c) the value of any item of Collateral.

     “Maturity Date” means the earliest to occur of (i) October 31, 2004, as the same may be extended pursuant to the terms hereof, (ii) a Change of Control, (iii) the closing of any Equity Offering and (iv) the date of any acceleration of the maturity of the Obligations pursuant to Section 7.02.

     “Monetary Default” means a failure by the Borrower to pay interest due on any Payment Date or the Maturity Date or principal or other amounts due pursuant to Section 2.05(b) or Section 4.01(l) or on the Maturity Date.

     “Negotiable Collateral” means all of the Borrower’s now owned or hereafter acquired right, title and interest with respect to letters of credit, Letter-of-Credit Rights,

Instruments, promissory notes, drafts, Documents and Chattel Paper (including electronic chattel paper and tangible chattel paper) and any and all Supporting Obligations in respect thereof.

     “Non-Monetary Default” means a breach of any of the representations, warranties, covenants or other agreements contained herein, other than a Monetary Default.

     “Obligations” means, in respect of any Senior Lender, any and all indebtedness, obligations and liabilities of the Borrower to such Senior Lender (whether now existing or hereafter arising, voluntary or involuntary, regardless of whether jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and regardless of whether from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to this Agreement or such Senior Lender’s Senior Secured Note or the indebtedness evidenced hereby or thereby.

     “Payment Date” means, with respect to any Accrual Period, the first day of the month after the month in which such Accrual Period ends; provided that if such day is not a Business Day, then such Payment Date shall be the Business Day immediately following such day.

     “Payment Intangibles” means all of the Borrower’s now owned or hereafter acquired right, title and interest with respect to any “payment intangibles” (as that term is defined in the Virginia UCC).

     “Person” means an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

     “Property” of a person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased or operated by such Person.

     “Qualified Equity Offering” means an Equity Offering in which the proceeds to the Borrower are not less than $10,000,000 before deduction of underwriting commissions, placement agent fees or similar charges, and other offering expenses, or any series of Equity Offerings that together meet such criteria and are approved as such by the Senior Lenders in writing.

     “Real Property Collateral” means any parcel or parcels of real property now owned or hereafter acquired by the Borrower.

     “SAIL” means Standard American Insurance Limited, a Bermuda company, its successors in interest and its permitted assigns.

     “SAIL Advance” means an Advance made by SAIL.

     “SAIL Commitment Amount” means $1,450,000.

     “SAIL Note” means the promissory note, substantially in the form of Exhibit A hereto, executed by the Borrower in favor of SAIL.

     “SAIL Percentage” means, as of any date, the percentage obtained by dividing the Aggregate SAIL Advance Balance by the Aggregate Advance Balance.

     “Securities Act” means the federal Securities Act of 1933, as amended.

     “Senior Lender” or “Lender” means each of FBR and SAIL and their respective successors in interest and their respective permitted assigns.

     “Senior Lender Percentage” means, as of any date, the FBR Percentage for FBR, and the SAIL Percentage for SAIL.

     “Senior Secured Note” means either the FBR Note or the SAIL Note.

     “Significant Documents” means this Agreement, the Senior Secured Notes, the Warrants, the Intercreditor Agreement, the Subordinated Loan Agreement and the Subordinated Notes.

     “Subordinated Lenders” means each of Courtney Smith, Peter Jokiel, William Loder and Gary Ferguson, each of whom currently serves as part of the Borrower’s senior management team.

     “Subordinated Loan Agreement” means that certain Amended and Restated Subordinated Loan and Security Agreement, of even date herewith, among the Subordinated Lenders, as lenders, and the Borrower, as borrower, and the Senior Lenders.

     “Subordinated Notes” means the four Subordinated Secured Notes, executed by the Borrower and naming the respective Subordinated Lenders as payees, evidencing the Borrower’s indebtedness under the Subordinated Loan Agreement.

     “Subsidiary” means any Person in which the Borrower owns an interest.

     “Supporting Obligations” means “supporting obligations” as defined in the Virginia UCC.

     “Virginia UCC” means the Virginia Uniform Commercial Code, as in effect from time to time, together with any replacement or successor statutes enacted with respect thereto.

     “Warrants” means the Warrants to be issued to the Senior Lenders, exercisable for such number of shares of the Common Stock of the Borrower that would be purchasable in a Qualified Equity Offering for (a) $4,000,000, in the case of FBR, and $2,900,000 in the case of SAIL, of the Common Stock of the Borrower and any successor to Borrower, in the form of Exhibit B hereto.

ARTICLE II

THE LOAN

     Section 2.01. The Commitment; General Advance Requirements.

     Subject to the terms and conditions of this Agreement (including, without limitation, approval of each Advance request by the related Senior Lender pursuant to Section 2.02) and provided no Default or Event of Default has occurred and is continuing uncured and unwaived, each Senior Lender agrees from time to time during the period from the Closing Date through the Maturity Date, to make Advances to the Borrower, provided the total amount outstanding at any one time of all such Advances from all Senior Lenders shall not exceed the Commitment Amount and that the total principal amount outstanding from any Senior Lender at any time shall not exceed such Senior Lender’s Commitment Amount. The Borrower may not reborrow any amount borrowed and repaid; the Loan is not a revolving credit facility. All Advances made by a Senior Lender under this Agreement shall constitute a single indebtedness.

     FBR shall surrender to the Borrower its senior secured note and warrant issued pursuant to the Original Agreement as soon as practicable following delivery of the FBR Note and the Warrant issued to FBR pursuant to this Agreement. Such original note and warrant are canceled effective on the date of this Agreement.

     Section 2.02. Procedures for Obtaining Advances; Use of Proceeds.

     When the Borrower wants to receive an Advance hereunder (other than to cover an interest payment due pursuant to Section 2.04 hereof), the Borrower shall submit a written request for an Advance to each Senior Lender, requesting an Advance from such Senior Lender equal to such Senior Lender’s Commitment Percentage of the Aggregate Advances to be requested. Each such request shall set forth (1) a detailed statement of the proposed use of the Advance funds (including specific listing of the operating expenses of the Borrower to be paid with such Advance funds), (2) the amount of the Advance requested from such Senior Lender and the amount of the Aggregate Advances then being requested from all Senior Lenders, and (3) the requested Funding Date (a “Funding Package”). Each Senior Lender shall evaluate whether to approve an Advance within five Business Days after its receipt of the Funding Package and request any other items reasonably requested by the Senior Lender, and shall communicate such decision to the Borrower within such five Business Day period. A Senior Lender’s decision whether to approve any Advance shall be solely within such Senior Lender’s discretion. The Borrower may draw an Advance in order to pay interest due pursuant to Section 2.04 hereof on any Payment Date occurring prior to the Maturity Date by notifying the Senior Lenders of its request to do so, in writing, at least two Business Days prior to such Payment Date.

     Notwithstanding anything to the contrary that may be contained herein, no Senior Lender shall be responsible or liable in any way for the failure of another Senior Lender to make Advances.

     The Borrower shall use the proceeds of each Advance for the sole purpose of paying its interim operating expenses, as disclosed in the related Funding Package (or to make an interest payment in respect of a Payment Date prior to the Maturity Date as described in Section 2.04).

     In the event that a Senior Lender does approve an Advance request, but the Borrower discovers prior to the Funding Date that any of the information delivered to the Senior Lenders for the related Advances has materially changed or is untrue, inaccurate or misleading in any material respect, the Borrower shall notify the Senior Lenders immediately, whereupon each Senior Lender may, within two Business Days after its receipt of such notice, revoke its previous approval of the requested Advance. Notwithstanding anything to the contrary that may be contained herein, any obligation of a Senior Lender to fund an approved Advance shall expire at the opening of business on the Maturity Date.

     Advances will be requested in five draws. The initial draw (the “First Draw”) was a $475,000 FBR Advance, drawn simultaneously with a $125,000 aggregate advance under the Subordinated Loan Agreement. The second draw (the “Second Draw”) was a $450,000 FBR Advance, drawn simultaneously with a $125,000 aggregate advance under the Subordinated Loan Agreement. The third draw (the “Third Draw”) was a $325,000 FBR Advance. The fourth draw (the “Fourth Draw”) was a $250,000 FBR Advance, drawn simultaneously with a $50,000 advance by Courtney Smith under the Subordinated Loan Agreement. The fifth draw (the “Fifth Draw”) will consist of a $500,000 FBR Advance and a $1,450,000 SAIL Advance, drawn simultaneously with a $50,000 advance by Courtney Smith under the Subordinated Loan Agreement.

     Section 2.03. Advance Conditions Precedent.

     Unless the following conditions precedent shall have been met as of the Funding Date for an Advance, the related Senior Lender shall have no obligation to disburse the Advance:

     (a) the Borrower shall have executed this Agreement, the FBR Notes, the SAIL Note and the Warrants, and delivered the signed Agreement, the related Senior Secured Note and the related Warrant to each Senior Lender, and FBR shall have surrendered to the Borrower its initial Senior Secured Note and Warrant which it received pursuant to the Original Agreement;

     (b) the Senior Lenders shall have received an opinion of counsel to the Borrower in form and substance satisfactory to the Senior Lenders;

     (c) the Senior Lenders shall have received a UCC search of the filing records of the Secretary of State of Texas for all UCC-1 filings and tax and judgment liens against the Borrower as debtor, the results of which are satisfactory to the Senior Lenders;

     (d) the Borrower and each Subordinated Lender shall have executed and delivered the Subordinated Loan Agreement and the Intercreditor Agreement and the Borrower shall have satisfied all conditions precedent to the initial advance under the Subordinated Loan Agreement;

     (e) in the case of the initial Advance hereunder the Subordinated Lenders shall have advanced $125,000 in immediately available funds to the Borrower pursuant to the Subordinated Loan Agreement, and evidence thereof shall have been delivered to FBR, in form and substance satisfactory to FBR in its sole discretion;

     (f) in the case of the Second Draw, or the first Advance made after aggregate Advances have first equaled or exceeded $475,000, the Subordinated Lenders shall have advanced an additional $125,000 in immediately available funds to the Borrower pursuant to the Subordinated Loan Agreement, and evidence thereof shall have been delivered to FBR, in form and substance satisfactory to FBR in its sole discretion;

     (g) in the case of the first draw after July 23, 2004, Courtney Smith shall have advanced an additional $50,000 in immediately available funds to the Borrower pursuant to the Subordinated Loan Agreement, at which point the Subordinated Lenders shall have advanced their full commitment amounts, and evidence thereof shall have been delivered to the Senior Lenders, in form and substance satisfactory to each Senior Lender in its sole discretion;

     (h) the Borrower’s bylaws shall have been amended to provide that FBR has the exclusive right to appoint two members of the Borrower’s seven-member Board of Directors, and to provide that FBR has the right to appoint two Persons to have observation rights (but no vote) on the Borrower’s Board of Directors, in form and substance satisfactory to FBR in its sole discretion, including a provision that such bylaws provision may not be amended or overridden in any way without the prior written consent of FBR until all Obligations hereunder shall have been paid in full in immediately available funds, it being agreed that this condition was satisfied prior to the First Draw;

     (i) the Borrower and Firemen’s Fund shall have executed a letter of intent providing for the purchase of “shell” insurance companies, and a copy thereof shall have been delivered to FBR, in form and substance satisfactory to FBR, in its sole discretion, it being agreed that this condition was satisfied prior to the First Draw;

     (j) the Borrower and at least six Managing General Agents shall have executed letters of intent providing for a minimum of $240,000,000 in gross premiums, and copies thereof shall have been delivered to FBR, in form and substance satisfactory to FBR in its sole discretion, it being agreed that this condition was satisfied prior to the First Draw;

     (k) the Borrower and a “Big Four” accounting firm shall have executed an engagement letter, and a copy thereof shall have been delivered to FBR, in form and substance satisfactory to FBR in its sole discretion, it being agreed that this condition was satisfied prior to the First Draw;

     (l) the Borrower and each Subordinated Lender shall have entered into an employment agreement, providing for a minimum of a three-year term of employment, and a copy of each such employment agreement shall have been delivered to FBR, in form and substance satisfactory to FBR in its sole discretion, it being agreed that this condition was satisfied prior to the First Draw;

     (m) the Borrower and Marsh & McLennan Securities Corporation shall have executed an amended contract reflecting renegotiated terms approved by FBR, and a copy of such amended contract shall have been delivered to FBR, in form and substance satisfactory to FBR in its sole discretion, it being agreed that this condition was satisfied prior to the First Draw;

     (n) all of the representations and warranties of the Borrower in this Agreement shall be true and correct in all material respects as of the Funding Date and the Borrower shall have complied with the provisions of Section 2.02 above with respect to the requested Advance; and

     (o) no Default or Event of Default shall have occurred and be continuing.

     Section 2.04. Interest Payments.

     (a) Interest shall accrue daily on each day during each Accrual Period on each Advance from and including the Funding Date of such Advance at a rate equal to the product of (i) 1/360, (ii) the Interest Rate, and (iii) the Advance Balance for such Advance at the beginning of such day. Such accrued interest for any Accrual Period shall be due and payable on the Payment Date immediately following the end of such Accrual Period, and the Borrower shall pay such interest on the later of such Payment Date or two Business Days after receipt by the Borrower of an invoice from the related Senior Lender detailing the amount of interest owed on such Payment Date. With the prior written consent of the related Senior Lender, the Borrower may pay such interest in respect of any Senior Lender’s Senior Secured Note and in respect of any Payment Date prior to the Maturity Date by borrowing an additional Advance in the amount of such interest payment due pursuant to Section 2.02 hereof.

     (b) If any payment of principal or interest which is due under the terms of this Agreement is not paid when due, or if any Event of Default has occurred hereunder, then all interest that accrues under this Agreement from and including the day such payment was due but not made or on which such Event of Default occurs and continuing until the day such payment is finally made or the Event of Default is waived or all Obligations have been repaid in full, shall be calculated at the Default Rate rather than the Interest Rate.

     (c) It is intended that the rate of interest on any Advance hereunder shall never exceed the maximum rate, if any, which may be legally charged on the outstanding principal balance of this Loan, and if the provisions for interest hereunder would result in a rate higher than such maximum rate, interest shall nevertheless be limited to such maximum rate and any amounts which may be paid toward interest on any Senior Secured Note in excess of such maximum rate shall be applied to the reduction of principal, or, at the option of the related Senior Lender, returned to the Borrower.

     Section 2.05. Principal Payments.

     (a) Maturity Date. The Loan shall mature and the Aggregate Advance Balance thereof shall be due and payable, together, without duplication, with all interest accrued and unpaid thereon, on the Maturity Date, and the Borrower shall pay such principal and interest on such date. In the event that the Loan is not repaid in full on the Maturity Date, each Senior Lender may exercise all rights and remedies available to it under applicable law, including the applicable Uniform Commercial Code.

     (b) Prepayments. The Borrower may prepay the Loan in whole or in part prior to the Maturity Date without penalty. The Borrower acknowledges and agrees that it shall not prepay or otherwise pay any principal owing under the Subordinated Loan Agreement until all Obligations under this Agreement shall have been paid in full.

     Section 2.06. Application of Payments.

     Whenever the Borrower makes a payment under this Agreement, the Borrower must make such payment pro rata to each Senior Lender based upon their respective Senior Lender Percentages. Any payment made to any Senior Lender under this Agreement shall, unless otherwise specified herein, be applied (i) first, to pay any unpaid fees, costs, expenses or obligations (A) which arise hereunder, (B) which are to be paid by the Borrower, and (C) which are due and payable, (ii) second, to pay any accrued and unpaid interest on the principal balance of the Loan pursuant to Section 2.04 which is due and payable on or prior to the date of such payment, and (iii) finally, to reduce the outstanding principal balance of the Loan. All such payments shall be allocated among the Senior Lenders pro rata based upon their respective Senior Lender Percentages. Any Senior Lender claiming for reimbursement, under clause (i) above, of costs and expenses not previously invoiced shall provide written notice to the Borrower and the other Senior Lender of such claim before or concurrently with allocating any payment it has received hereunder to such reimbursement.

     Section 2.07. Senior Secured Note.

     The Borrower’s Obligations shall be evidenced by senior secured promissory notes of the Borrower (each a “Senior Secured Note”) dated as of the date of this Agreement and substantially in the form of Exhibit A attached hereto. The term “Senior Secured Note” shall include all extensions, renewals and modifications of each Senior Secured Note and all substitutions therefor. All terms and provisions of each Senior Secured Note are expressly incorporated into this Agreement. Each Senior Lender is authorized to record the date and amount of each Advance and the date and amount of each repayment of principal thereof on the schedule annexed to the related Senior Secured Note and any such recordation shall be conclusive evidence of the accuracy of the amounts so recorded (absent manifest error); provided, however, that the failure of a Senior Lender to make such recordation (or any error in such recordation) shall not affect the rights and obligations of the Borrower hereunder or under the related Senior Secured Note.

     Section 2.08. Transfer of Debt.

     (a) The Borrower may neither assign its rights nor delegate its obligation under this Agreement without the prior written consent of the Senior Lenders.

     (b) Each Senior Lender may assign its rights and delegate its obligations under this Agreement without the consent of the Borrower, but only with the consent of the other Senior Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

     Section 3.01. Representations and Warranties of the Borrower.

     The Borrower hereby makes the following representations and warranties, as of the date of this Agreement, as of each Funding Date, and continually throughout the term of this Agreement:

     (a) Organization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted, and to enter into this Agreement. Attached hereto as Schedule 3.01A is a complete and correct copy of the Certificate of Incorporation and Bylaws of the Borrower, and all amendments thereto, substantially as such organizational documents will be in effect at the Closing Date. The Borrower has authorized capital stock and outstanding capital stock as set forth on Schedule 3.01B. All of the outstanding shares of capital stock of the Borrower (as listed in Schedule 3.01B) have been duly authorized and validly issued and are fully-paid and non-assessable. The items on Schedule 3.01A and Schedule 3.01B may be amended after the Closing Date with the prior written consent of the Senior Lenders, which consent shall not be unreasonably withheld in the case of any amendment necessary to facilitate an Equity Offering, except in the case of any amendment to the bylaws provisions required pursuant to Section 2.03(g) hereof.

     (b) Qualification. [RESERVED]

     (c) Authority. The Borrower has the absolute and unconditional power and authority and legal right to own and grant a lien on all of its right, title and interest in and to the Collateral, and the Borrower has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, the Significant Documents.

     (d) No Defaults. The Borrower is able to meet its obligations when they become due and is not in default under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money, and the execution and delivery by the Borrower of, and the performance by the Borrower under, the Significant Documents will not result in any violation of any such mortgage, instrument or agreement to which the Borrower is a party or by which any of its assets are bound.

     (e) Financial Statements. [RESERVED]

     (f) No Consents Necessary. No consent, approval, authorization or order of, registration or filing with, or notice to any third party, including any Governmental Authority or court is required under applicable Law or any material contract to which the Borrower is a party in connection with the execution, delivery and performance by the Borrower of the Significant Documents.

     (g) No Litigation. There is no action, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened, against the Borrower before any Governmental Authority, arbitrator, court, administrative agency or other tribunal (A) asserting the invalidity of any of the Significant Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by any of the Significant Documents, or (C) which could result in a Material Adverse Effect.

     (h) No Material Adverse Effect. Since the date of this Agreement, no event has occurred which has, has had or could reasonably be expected to result in, a Material Adverse Effect.

     (i) Authorization of Signatories. The person or persons signatory to this Agreement and any document executed pursuant to it on behalf of the Borrower have full power and authority to bind the Borrower.

     (j) Enforceability of Significant Documents. Each of the Significant Documents has been duly authorized and executed by the Borrower and is a legal, valid and binding agreement and is enforceable against the Borrower in accordance with its terms.

     (k) No Violations or Conflicts. The execution, delivery and performance of any of the Significant Documents to which the Borrower is a party, and the exhibits attached thereto, if any, and the other documents contemplated herein, and the performance by each such entity of all transactions contemplated herein and in each such Significant Document, (A) have been duly authorized by all necessary and appropriate action on the part of the Borrower, (B) will not violate any provision of the organizational documents of the Borrower, (C) do not conflict with any material term or provision of any other agreement to which the Borrower is a party, and (D) will not cause a violation of any applicable federal, state or municipal governmental Law or regulations, or any order, judgment, writ, award, injunction or decree of any court or Governmental Authority which is binding upon the Borrower.

     (l) No Liens. The Borrower has not pledged any of the Collateral to any Person other than to the Senior Lenders under this Agreement and to the Subordinated Lenders under the Subordinated Loan Agreement.

     (m) No Bankruptcy Filing. There has been no (A) filing against the Borrower of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction as to which the Borrower fails to secure dismissal within 60 days of such filing, or (B) commencement by the Borrower of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Borrower to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or the making by the Borrower of any general assignment for the benefit of creditors, or the failure of the Borrower generally to pay its debts as such debts become due, or the taking of action by the Borrower in furtherance of any of the foregoing.

     (n) No Misstatement or Omissions. All information and documents or copies of documents furnished and to be furnished to a Senior Lender by the Borrower pursuant to or in connection with this Agreement and any Significant Documents, are and will be (as the case may be) true, complete and correct in all material respects at the time furnished (or, with respect to items prepared by third parties, as of such items’ respective dates), and all such information, documents, copies and reports contain no, nor will they contain any, material misstatements of fact as of the respective dates they were furnished or filed, nor do any of such items omit nor will they omit (as the case may be) to state any facts, the omission of which renders the statements made therein misleading in any material respect. For purposes of this Section 3.01(n), each item of information and each document or copy thereof furnished and to be furnished shall be viewed in a context that includes all other items of information and documents that have been furnished to a Senior Lender; provided, however, that to the extent different items contradict each other, the most recently furnished item supersedes the contradictory item. The Borrower understands that each Senior Lender and its designees are relying and shall rely on the true, correct and complete nature of such information in taking or refraining from taking actions in furtherance of the transactions contemplated hereby, and that neither Senior Lender nor either Senior Lender’s designees shall have any obligations to verify independently any such information furnished or to be furnished by the Borrower hereunder.

     (o) Taxes. The Borrower has filed or caused to be filed all federal, state, material local and foreign tax returns and other reports required by Law to have been filed by it and has paid or caused to be paid all material taxes, assessments and governmental charges and levies due and payable by it, except to the extent that (A) such taxes, assessments, charges and levies are being actively contested in good faith and by appropriate proceedings and such contest operates to suspend collection of the contested tax, assessment, charge or levy and (B) the Borrower shall have maintained adequate reserves therefor. No tax lien has been filed (other than for taxes not yet due and payable) against the Borrower and no claim is being asserted with respect to any such tax, lien or other such charge.

     (p) Ownership of Collateral. The Borrower is the sole owner of the Collateral.

     (q) Pledge of Collateral. The Borrower has granted to the Senior Lenders a valid and enforceable lien on and security interest in the Collateral. The grant and assignment to the Senior Lenders of the Collateral are free and clear of all liens and encumbrances. The Borrower has not pledged any of the Collateral to any Person other than to the Senior Lenders, except for the Subordinated Lenders pursuant to the Subordinated Loan Agreement.

     (r) Indebtedness. There exists no indebtedness of the Borrower other than the indebtedness created pursuant to this Agreement and the Subordinated Loan Agreement, except other indebtedness as shall have been specifically approved by the Senior Lenders in writing.

     (s) No Other Employment Contracts. No Subordinated Lender has any existing employment arrangements, agreements or contracts regarding current or prospective future employment by any entity other than the Borrower in the insurance industry.

     The Borrower agrees and acknowledges that each of the representations and warranties set forth in this Article III (i) is important to the Senior Lenders and being relied upon by the Senior Lenders, (ii) is true in all respects as of the date of this Agreement, and (iii) shall survive the execution, termination and expiration of this Agreement until all Obligations shall have been paid in full.

ARTICLE IV

COVENANTS OF THE BORROWER

     Section 4.01. Affirmative Covenants.

     Until all Obligations shall have been paid in full, the Borrower covenants and agrees with the Senior Lenders as follows:

     (a) Notification of Senior Lender. The Borrower will notify the Sender Lenders in writing of any of the following within two Business Days after it learns of the occurrence thereof, but in no event later than five Business Days following the occurrence thereof, describing the same and, if applicable, further notifying the Senior Lenders, within three Business Days after learning of the occurrence thereof, of any remedial steps being taken with respect thereto:

     (i) the occurrence of a Default or an Event of Default hereunder (this notice shall be given immediately upon the occurrence of a Monetary Default);

     (ii) the institution of any litigation, arbitration proceeding or governmental proceeding against the Borrower which might result in a Material Adverse Effect;

     (iii) the entry of any judgment or decree against the Borrower; or

     (iv) a default under any material agreement of the Borrower.

     (b) Bankruptcy. In the event of a filing against the Borrower of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar Laws of the United States or any state or territory thereof or of any foreign jurisdiction or there shall be appointed a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Borrower or any substantial part of his or its property or the ordering of the winding-up or liquidation of such party’s affairs, dismissal of such filing, appointment or order shall be secured within 60 days of such filing.

     (c) Financial Statements. The Borrower shall deliver to the Senior Lenders consolidated financial statements and reports to the Lender within 60 days after the end of each calendar quarter (beginning with the quarter ended June 30, 2004), and within 90 days after the end of each year (beginning with 2004), in each case prepared in accordance with GAAP and including a balance sheet and a statement of income and retained earnings and changes in financial position, in each case as of the end of the preceding quarter or year, or for such quarter or year, as applicable and audited, in the case of the annual financial statements.

     The Borrower shall also deliver to the Senior Lenders, on or before the 25th day of each month, a report of the Borrower’s cash flows for the preceding calendar month, including an itemized statement of all expenditures and debt service and net cash flow, and any other reporting items requested by the Senior Lenders.

     (d) Public Filings. The Borrower shall, promptly upon filing, deliver to the Senior Lenders copies of all public filings made by the Borrower with any Governmental Authority or quasi-governmental body.

     (e) Compliance with Laws. The Borrower shall comply with all Laws, ordinances, governmental rules and regulations to which it is subject, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations from, give all such notices promptly to, register, enroll or file promptly all such agreements, instruments or documents required by applicable Laws with, and promptly take all such other legally required action with respect to, any Governmental Authority or regulatory authority, agency or official, as is required under any provision of any applicable Law and that is necessary (i) for the continued operation of any of the Borrower’s activities or business or the performance by the Borrower of any of its agreements or obligations under any of the Significant Documents or (ii) to ensure the continuing legality, validity, binding effect or enforceability of any of the Significant Documents or any of the obligations thereunder of the Borrower necessary to the ownership of its properties or to the conduct of its businesses.

     (f) Amendments of Organizational Documents. The Borrower shall provide the Senior Lenders with copies of any documents effecting any amendments to the organizational documents of the Borrower, promptly upon filing thereof with the appropriate Governmental Authority. This provision shall not be construed to limit the restriction on such amendments provided for by Section 4.02(b).

     (g) Good Standing Maintenance. The Borrower shall do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company in the State of Delaware and to maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to maintain such authority would not have a Material Adverse Effect on the ability of the Borrower to conduct its business or to perform its obligations under the Significant Documents.

     (h) Access to Records. Upon three Business Days’ prior written notice, the Borrower shall permit, during normal business hours, any Senior Lender or its accountants, attorneys or other agents access to all of its books and records for inspection and copying. During the term of this Agreement, the Borrower shall furnish the Senior Lenders such periodic, special or other reports or information, whether or not provided for herein, as any Senior Lender may reasonably request and as shall be necessary, reasonable and appropriate in respect of the purposes of this Agreement.

     (i) Payment of Taxes. The Borrower shall pay and discharge promptly all taxes, assessments and governmental charges and levies upon it, its income or its profits, any of its properties or the Collateral as and when such taxes, assessments and charges and levies are due and payable.

     (j) Tax Returns. The Borrower shall timely file all federal, state and local and foreign tax returns and other reports that the Borrower is required by Law to file, and shall maintain adequate reserves with respect thereto in accordance with GAAP or liquid assets for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, any of its properties or the Collateral.

     (k) Distributions from Subsidiaries. The Borrower shall notify the Senior Lenders immediately in writing of the timing and amount of any dividend or distribution paid by any Subsidiary, and shall be available to answer any Senior Lender’s questions about the value of the equity on such Subsidiary after such dividend or distribution. At any Senior Lender’s request, the Borrower shall set up an account for the deposit of all such distributions and shall enter into an account control agreement acceptable to the Senior Lenders under which the Senior Lenders are granted a security interest in such account and such security interest is perfected, and shall use its best efforts to cause the related account bank to sign such account control agreement. The Borrower shall cause any Subsidiary to comply with all covenants set forth herein to the same extent as if such Subsidiary were also a Borrower hereunder.

     (l) Perfection of Security Interests. The Borrower shall take all actions reasonably requested by any Senior Lender, from time to time, as such Senior Lender may request in order to perfect, maintain or release any security interest of such Senior Lender in any Collateral and shall, from time to time, upon the written request of any Senior Lender, promptly and duly execute and deliver such further instruments and documents and take such further actions as such Senior Lender may reasonably request for the purpose of obtaining or preserving the full benefit of this Agreement and of the rights and powers herein granted to such Senior Lender.

     (m) Incorrect Information. The Borrower shall notify the Senior Lenders immediately upon discovery that any information with respect to the Borrower’s business, properties and operations, that it has furnished to any Senior Lender or any designee thereof in connection with the transaction contemplated hereby is materially incorrect or incomplete or has changed in any material respect.

     (n) Notification of Conflicting Liens. The Borrower shall notify the Senior Lenders promptly, in reasonable detail, (i) of any lien or security interest (other than the security interests created hereby) on, or claim asserted against, any of the Collateral, and (ii) of the occurrence of any other event which could have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereunder.

     (o) Insurance. The Borrower will, and will cause each of its Subsidiaries (if any) to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar projects in localities where the Borrower and its Subsidiaries (if any) operate, and the Borrower will furnish to the Senior Lenders upon reasonable request full information as to the insurance carried.

     (p) Maintenance of Assets. The Borrower will do all things necessary to maintain, preserve, protect and keep its assets in good working order and condition, and in any event in no worse condition than the condition it was in on the Closing Date, ordinary wear and tear expected.

     Section 4.02. Negative Covenants of the Borrower.

     Until all Obligations shall have been paid in full, the Borrower covenants and agrees with the Senior Lenders as follows:

     (a) No Assignment. The Borrower shall not (i) assign or attempt to assign this Agreement or any rights hereunder, or (ii) grant or permit to exist any security interest, lien or other encumbrance on any Collateral other than those created hereby and by the Subordinated Loan Agreement.

     (b) Amendments to Organizational Documents. The Borrower shall not amend its organizational documents without the prior written consent of the Senior Lenders.

     (c) No Bankruptcy. The Borrower shall not commence a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such Law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower, or of any substantial part of its property, and the Borrower shall not make any general assignment for the benefit of creditors, or fail generally to pay debts as such debts become due, and shall not take action in furtherance of any of the foregoing.

     (d) No Material Adverse Effect. The Borrower shall not suffer, and the Borrower shall not permit the Collateral to suffer, any Material Adverse Effect.

     (e) Dividend Restrictions. The Borrower shall not declare or pay any dividends or distributions to the holders of its equity interests without the Senior Lenders’ prior written consent, unless and until all Obligations shall have been paid in full.

     (f) No Merger. The Borrower shall not liquidate or dissolve or amalgamate, merge or consolidate with or into any other entity.

     (g) No Equity Acquisitions. The Borrower shall not purchase, lease or otherwise acquire all or substantially all of the assets or properties of, or acquire any capital stock, equity interest, debt or other securities of any other entity without the prior written consent of the Senior Lenders.

     (h) No Equity or Debt Issuances. Prior to an Equity Offering in connection with which all Obligations are paid in full, the Borrower shall not (i) issue any additional equity or debt securities or interest of any sort whatsoever, (ii) dissolve or terminate its existence, (iii) enter into any joint venture or become a partner in any partnership, (iv) create any Subsidiary or (v) enter into any engagement letter or other agreement with any Person regarding any sale of securities of the Borrower, in any case, without the prior written consent of the Senior Lenders.

     (i) Limitations on Investments. The Borrower shall not make or permit to exist investments in or loans to any other person, entity or Affiliate, except with the prior written consent of the Senior Lenders.

     (j) No Guarantees. Except with the prior written consent of the Senior Lenders, the Borrower shall not guarantee, endorse or otherwise in any way become or be responsible for any obligations of any other Person, including, without limitation, whether directly or indirectly by agreement to purchase the indebtedness of any other person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purposes of paying or discharging any indebtedness or obligation of such other person or otherwise.

     (k) No Liens. The Borrower shall not pledge or assign or grant a security interest in or a lien on or in any way convey or encumber any stock or other equity interest in any Subsidiary, nor any other assets, including without limitation any of the Collateral, other than to the Senior Lenders and the Subordinated Lenders pursuant to the Significant Documents as in effect on the date hereof, without the Senior Lenders’ prior written consent.

     (l) No Violations of Laws. The Borrower shall not commit any act in violation of applicable Laws, or regulations promulgated pursuant thereto, that relate to the Borrower or the Collateral or that could result in a Material Adverse Effect.

     (m) No Additional Indebtedness. The Borrower shall not incur any indebtedness to or enter into any financing arrangement with any entity other than the Senior Lenders pursuant to this Agreement (except the indebtedness evidenced by the Subordinated Loan Agreement as in effect on the date hereof) without the prior written consent of the Senior Lenders.

     (n) Transactions with Affiliates. The Borrower shall not pay any administrative fees or expenses to any Affiliate of the Borrower except if such fee or expense: (1) (i) is in connection with actual services rendered, (ii) is in an amount no less favorable to the Borrower than what the Borrower could have obtained from an unaffiliated third party on an arm’s-length basis or is in an amount approved by the Senior Lenders, and (iii) is paid at a time when the Borrower is current in all payments under the Significant Documents and no default has occurred and is continuing under any of the Significant Documents.

     (o) No Amendment of Subordinated Loan Documents. The Borrower shall not request or allow any amendment or waiver with respect to the Subordinated Loan Agreement or any related agreements or documents, without the prior written consent of the Senior Lenders.

     (p) No Payment of Senior Management Compensation. The Borrower shall not pay or allow the payment of any compensation to any Subordinated Lender or other member of the Borrower’s senior management team, until all Obligations have been paid in full, without the Senior Lenders’ prior written consent.

     (q) Maximum Aggregate Amount of Employees’ Compensation. The Borrower shall not allow the maximum aggregate amount it pays for employee compensation in any month, including the cost of benefits provided to employees, to exceed $60,000, until all Obligations have been paid in full.

     Section 4.03. Special Covenant of Subordinated Lenders.

     Each Subordinated Lender covenants and agrees with the Borrower and the Senior Lenders that he shall not enter into or suffer to exist any employment arrangement, agreement or contract regarding his current or prospective future employment by any entity other than the Borrower in the insurance industry and that he will not take any steps to move the Borrower’s business plan away from conducting an

Equity Offering which will result in payment of all Obligations hereunder in full. If any Subordinated Lender shall breach this covenant before the Subordinated Lenders shall have disbursed an aggregate amount of $350,000 to the Borrower pursuant to Section 2.02(a) of the Subordinated Loan Agreement, then each Subordinated Lender shall immediately deposit into the account of the Borrower, which amount may not be subsequently withdrawn without the Senior Lenders’ prior written consent, his “Commitment Percentage” (as defined in the Subordinated Loan Agreement) of the difference between $350,000 and the aggregate amount theretofore disbursed by the Subordinated Lenders to the Borrower pursuant to Section 2.02(a) of the Subordinated Loan Agreement.

ARTICLE V

SECURITY AGREEMENT

     Section 5.01. Grant of Security Interest.

     The Borrower hereby grants a security interest to the Senior Lenders in the following assets of the Borrower, including all right, title and interest of the Borrower therein, whether now owned or hereafter acquired or existing (collectively, the “Collateral”):

     (a) Accounts;

     (b) Books;

     (c) Chattel Paper (whether tangible or electronic);

     (d) Commercial Tort Claims;

     (e) Documents;

     (f) Deposit Accounts;

     (g) Equipment;

     (h) Fixtures;

     (i) General Intangibles and Payment Intangibles;

     (j) Goods;

     (k) Instruments;

     (l) Intellectual Property;

     (m) Inventory;

     (n) Investment Property

     (o) Letter-of-Credit Rights;

     (p) Negotiable Collateral;

     (q) Real Property Collateral;

     (r) all of the Borrower’s now owned or hereafter acquired right, title and interest with respect to any Supporting Obligations relating to any of the foregoing;

     (s) money or other assets of the Borrower that now or hereafter come into the possession, custody, or control of a Senior Lender or a Subordinated Lender;

     (t) all other personal property of the Borrower, wherever located and whether now or hereafter existing, and whether now owned or hereafter acquired, of every kind and description, whether tangible or intangible; and

     (u) proceeds, products, rents and profits, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

     Section 5.02. Security for the Debt.

     (a) Pursuant to this Agreement, the Collateral secures the prompt and complete payment when due of principal and interest on any amounts outstanding under this Agreement and the Senior Secured Notes and all other amounts and Obligations owing to the Senior Lenders pursuant to this Agreement and the Senior Secured Notes.

     (b) The Borrower hereby authorizes each Senior Lender, at the Borrower’s expense, to file such financing statement or statements relating to the Collateral without the Borrower’s signature thereon in the name of the Senior Lenders as such Senior Lender at its option may deem appropriate, and the Borrower appoints each Senior Lender as its attorney-in-fact, to execute any such financing statement or statements in the Borrower’s name and to perform all other acts which such Senior Lender deems appropriate to perfect and continue the security interests granted hereby and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents and sign assignments on behalf of the Borrower as such attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable without the Senior Lenders’ consent.

     (c) The Senior Lenders’ rights to the Collateral as between each other shall be governed by the Intercreditor Agreement and the terms of this Agreement.

     Section 5.03. Intention of Parties.

     This Agreement is intended by the parties hereto to constitute a security agreement within the meaning of each state’s Uniform Commercial Code.

ARTICLE VI

INDEMNIFICATION

     Section 6.01. Indemnification by the Borrower.

     (a) If, in connection with the matters that are the subject of this Agreement, any Senior Lender, any of its Affiliates and/or their respective directors, partners, officers, employees, agents and controlling persons (each an “Indemnified Party”) becomes involved in any capacity in, or incurs any cost, damage, expense or liability in connection with, any action or legal proceeding, actual or threatened, involving claims by any third party, or to enforce any of such Senior Lender’s rights under this Agreement or to collect any amount under this Agreement, the Borrower shall reimburse each such Indemnified Party immediately upon request for all reasonable expenses (including the reasonable fees and disbursements of legal counsel, the allocated reasonable costs of in-house counsel acting as litigators, and the reasonable cost of investigation and preparation) in connection with or related to such action or legal proceedings as they are incurred. Notwithstanding the generality of the foregoing, if any action, suit or other proceeding is brought against an Indemnified Party for which the Indemnified Party seeks indemnification hereunder, the Indemnified Party shall promptly notify the Borrower of the commencement thereof, whereupon the Borrower will be entitled to participate therein, and to assume the defense thereof, with counsel selected by the Borrower and satisfactory to such Indemnified Party (such consent not to be unreasonably withheld); provided, however, that, if in the Indemnified Party’s reasonable judgment the Indemnified Party has any claims or defenses that conflict with or differ from the interests of the Borrower, the Indemnified Party shall be entitled to select counsel of its choosing and pursue such claims and defenses separately and all related costs, expenses and liabilities associated with such separate claims or defenses will continue to be covered by the Borrower’s indemnification obligation hereunder. The Borrower shall not be entitled to settle any proceeding without the consent of each Indemnified Party with any right to indemnification hereunder with respect to such proceeding except upon such terms as will provide each such Indemnified Party reasonable assurance of full indemnity hereunder.

     (b) The Borrower shall indemnify and hold each Indemnified Party harmless against all losses, claims, damages or liabilities of any kind, joint or several, to which such Indemnified Party may become subject in connection with, or relating to, or arising out of, this Agreement or any Senior Secured Note, or any transactions contemplated hereby; provided, however, that the Borrower shall not be liable under the foregoing indemnity agreement in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment (not subject to further appeal) that such loss, claim, damage or liability resulted primarily and directly from the willful misconduct or gross negligence of such Indemnified Party. The Borrower also shall reimburse each Senior Lender for all of such Senior Lender’s reasonable costs and expenses incurred in connection with the enforcement (including, without limitation, in connection with the negotiation of any restructuring or “work out” of the Obligations, whether or not consummated), amendment, or the preservation of such Senior Lender’s rights under this Agreement and the related Senior Secured Note, including, without limitation, the fees and disbursements of its counsel and additional due diligence expenses incurred after the occurrence of an Event of Default or in connection with any action, claim or proceeding described in this subsection for which such Senior Lender is entitled to indemnification.

     (c) The agreements of the Borrower in this Article VI shall be in addition to any liabilities that the Borrower may otherwise have and shall apply whether or not any Senior Lender or any other Indemnified Party is a formal party to any lawsuit, claim or other proceeding. Solely for purposes of enforcing such agreements, the Borrower hereby consents to personal jurisdiction, service and venue in any court in which any claim or proceeding which relates to the services or matters that are the subject of this Agreement is brought against any Senior Lender or other Indemnified Party.

ARTICLE VII

EVENTS OF DEFAULT

     Section 7.01. Occurrence of an Event of Default.

     An “Event of Default” shall occur:

     (a) immediately upon the occurrence of a Monetary Default; provided, however, that if the Borrower fails to pay the interest due on any Payment Date or fails to make a payment required under Section 2.05(b), an “Event of Default” shall occur only if the Borrower has not paid such interest or other payment within three Business Days following such Payment Date or the date on which the obligation to make such payment arose;

     (b) 30 days after the occurrence of a Non-Monetary Default which is not cured within such 30-day period; provided, however, that if it is not possible or practicable within 30 days to cure a particular material Non-Monetary Default, an “Event of Default” shall be deemed to have occurred immediately upon the occurrence of such Non-Monetary Default;

     (c) immediately upon, and simultaneously with, the occurrence of an event of default (meaning a default or breach and the passage of any grace or cure period provided in such agreement without the default having been cured or waived) by the Borrower under any material agreement of the Borrower;

     (d) immediately upon the Borrower’s making any payment in cash or in kind under the Subordinated Loan Agreement in violation of the subordination provisions contained in Section 2.09 thereof, or upon any amendment of the Subordinated Loan Agreement or any related agreement or document, in any case without the Senior Lender’s prior written consent or upon any Subordinated Lender’s violation of the provisions of the Intercreditor Agreement or Section 2.09 of the Subordinated Loan Agreement;

     (e) immediately upon the assignment or attempted assignment by the Borrower of this Agreement or any rights hereunder, without first obtaining the specific written consent of the Senior Lenders, or the granting by the Borrower of any security interest, lien or encumbrance or any Collateral to any Person other than the Senior Lenders or the Subordinated Lenders pursuant to the Subordinated Loan Agreement;

     (f) immediately upon any Change of Control;

     (g) immediately upon the appointment of a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower, or of any substantial part of its property, the ordering of the winding-up or liquidation of its affairs, or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Borrower in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect which such order remains undischarged or unstayed, as the case may be, for 45 days;

     (h) immediately upon commencement by the Borrower of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Borrower to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or of any substantial part of the Borrower’s property, or the making by the Borrower of any general assignment for the benefit of creditors, or the failure of the Borrower generally to pay its debts as such debts become due, or the taking of action by the Borrower in furtherance of any of the foregoing; or

     (i) any Significant Document shall be terminated or cease to be in full force and effect in any material respect (other than upon the expiration thereof in accordance with the terms thereof or termination by the Borrower in accordance with the terms thereof), or the enforceability thereof shall be challenged by the Borrower or any Affiliate of the Borrower.

     Section 7.02. Effect of an Event of Default.

     Upon the occurrence of an Event of Default, the following rights and remedies are available to the Senior Lenders:

     (a) Any Senior Lender may declare the principal of its Senior Secured Note then outstanding, together with all interest accrued thereon and any other amounts and Obligations accruing under this Agreement to be immediately due and payable, and all such amounts shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrower. Notwithstanding the foregoing, the Senior Secured Notes and all Obligations shall be automatically accelerated without the necessity of any action on the part of any Senior Lender to declare the acceleration, immediately upon an Event of Default as described in Section 7.01(g) or 7.01(h).

     (b) FBR, for itself and on behalf of any other Senior Lender, shall have the right to obtain physical possession of all files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come into the possession of the Borrower or any Affiliate or any third party acting for the Borrower, and the Senior Lenders shall be entitled to specific performance of all agreements of the Borrower contained in this Agreement.

     (c) The Senior Lenders shall have the right to collect and receive all further payments made on any item included in the Collateral (provided that if any Senior Lender collects any such payments, it shall promptly remit to each other Senior Lender such other Senior Lender’s Senior Lender Percentage of the amount so collected) and, if any such payments are received by the Borrower, the Borrower shall not commingle the amounts received with other funds and shall promptly pay them over to the Senior Lenders.

     (d) At its option, but with no obligation to do so, any Senior Lender, with the other Senior Lender’s consent, may at any time sell, without notice or demand of any kind, at a public or private sale and at such price or prices as the Senior Lenders may reasonably deem satisfactory, any or all Collateral. The proceeds of any such disposition shall be applied first to the costs and expenses incurred by the Senior Lenders, with each other’s consent, in connection with the Borrower’s default and then as described in Section 2.06 with respect to the proceeds from the Collateral. Any amounts remaining after such application of sale proceeds of Collateral shall be remitted to the Borrower.

     (e) The parties recognize that it may not be possible to purchase or sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Collateral may not be liquid. In view of the nature of the Collateral, the parties agree that liquidation of the Collateral does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to be commercially reasonable. Accordingly, any Senior Lender, with the other Senior Lender’s consent, may elect, in its sole discretion, the time and manner of liquidating any Collateral and nothing contained herein shall (1) obligate any Senior Lender to liquidate any Collateral on the occurrence of an Event of Default or to liquidate all Collateral in the same manner or on the same Business Day or (2) constitute a waiver of any right or remedy of any Senior Lender.

     (f) Any Senior Lender, with the other Senior Lender’s consent, shall, without regard to the adequacy of the security for the Borrower’s obligations under this Agreement, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Collateral or any portion thereof, and collect the payments due with respect to the Collateral or any portion thereof. The Borrower shall pay all costs and expenses incurred by any Senior Lender in connection with the appointment and activities of such receiver.

     (g) The Borrower shall be liable to each Senior Lender for (1) the amount of all expenses, including reasonable legal or other expenses incurred by such Senior Lender in connection with an Event of Default, and (2) actual damages, including, without limitation, all reasonable costs incurred in connection with hedging or covering transactions.

     (h) The Senior Lenders shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between the Senior Lenders and the Borrower.

     (i) The Senior Lenders may exercise one or more of the remedies available to the Senior Lenders immediately upon the occurrence of an Event of Default and, except to the extent provided in subsection (d) of this Section, at any time thereafter without notice to the Borrower, but with the consent of both Senior Lenders. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which the Senior Lenders may have.

     (j) In addition to its rights hereunder, any Senior Lender, with the other Senior Lender’s consent, shall have the right to proceed against any assets of the Borrower which may be in the possession of the Senior Lenders, its Affiliates or its designee, including the right to liquidate such assets and to set off the proceeds against monies owed by the Borrower to the Senior Lenders pursuant to this Agreement. Any Senior Lender, with the other Senior Lender’s consent, may set off cash, the proceeds of the liquidation of the Collateral, any Collateral or its proceeds, and all other sums or obligations owed by the Senior Lenders or their respective Affiliates to the Borrower against all of the Borrower’s obligations to the Senior Lenders, whether under this Agreement, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to the Senior Lenders’ right to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which any Senior Lender reasonably believes may become due, to it from the Borrower shall be returned to the Borrower after satisfaction of all obligations of the Borrower to the Senior Lenders.

     (k) The Senior Lenders may enforce their rights and remedies hereunder without prior judicial process or hearing, and the Borrower hereby expressly waives any defenses the Borrower might otherwise have to require any Senior Lender to enforce its rights by judicial process. The Borrower also waives any defense the Borrower might otherwise have arising from the use of non-judicial process, enforcement and sale of all or any portion of the Collateral, or from any other election of remedies. The Borrower recognizes that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

     (l) At the Senior Lenders’ request, the Borrower shall use its best efforts to cause One Beacon Insurance Company to permit the Borrower to assign, and, upon obtaining such consent (if it is obtained), the Borrower shall assign to an entity designated by the Senior Lenders, all of the Borrower’s right, title and interest under and contract of the Borrower with One Beacon Insurance Company for the purchase of a “shell” insurance company.

ARTICLE VIII

GENERAL PROVISIONS

     Section 8.01. Cooperation, Confidentiality, Etc.

     (a) Upon reasonable notice, the Borrower shall furnish, and shall use his best efforts to cause other relevant parties to furnish, the Senior Lenders with all information and data reasonably requested by the Senior Lenders in connection with its activities on the Borrower’s behalf to carry out the terms of this Agreement, and shall provide the Senior Lenders reasonable access, during normal business hours upon prior written notice, to the Borrower’s officers, directors, employees and professional advisers.

     (b) The Borrower recognizes and confirms that the Senior Lenders in acting pursuant to this Agreement may use information in reports and other information provided by others, including, without limitation, information provided by the Borrower and that neither Senior Lender assumes responsibility for, and may rely, without independent verification, on the accuracy and completeness of any such reports and information. The Borrower agrees that any advice or information rendered by any Senior Lender in connection with this Agreement is for the confidential use of the Borrower only and, except as otherwise required by Law, the Borrower will not, and will not permit any third party to, disclose such advice or information to others or summarize or refer to such advice or information or to such Senior Lender’s role hereunder without, in each case, such Senior Lender’s prior written consent.

     Section 8.02. Waiver of Trial by Jury.

     Each party hereto waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     Section 8.03. Amendment; Waivers.

     This Agreement may be amended from time to time only by written agreement of the parties. No failure on the part of any Senior Lender to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     Section 8.04. Limited Liability.

     Except with respect to recourse to Subordinated Lenders for breach of the Subordinated Loan Agreement, no recourse under any Significant Documents shall be had against, and no personal liability shall attach to, any officer, employee, director, Affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Significant Documents, it being expressly agreed and understood that each Significant Document is solely an obligation of each party hereto as corporations and limited liability companies, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, Affiliate or shareholder for breaches by any party hereto of any obligations under any Significant Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement.

     Section 8.05. Other Transactions.

     The Borrower acknowledges that each Senior Lender and its Affiliates compete, directly and indirectly in the business in which the Borrower and his Affiliates engage and propose to engage. The Borrower acknowledges that each Senior Lender and its Affiliates have and will in the future have business dealings with parties other than the Borrower, which parties compete, directly or indirectly, with the Borrower. Although each Senior Lender and its Affiliates may, in their normal course of business, acquire information about the securitization market, particular transactions or such other parties, no Senior Lender shall have any obligation to disclose such information to the Borrower. The Borrower acknowledges that each Senior Lender and its Affiliates may engage in their businesses and otherwise compete with the Borrower without regard to their relationship to the Borrower hereunder.

     Section 8.06. Costs and Expenses.

     The Borrower will be responsible for and bear all of the reasonable fees and expenses incurred in connection with the preparation, negotiation, execution, amendment, and enforcement of the Significant Documents and the transactions contemplated thereby, including, without limitation reasonable fees and expenses of legal counsel for each Senior Lender. Such fees and expenses of each Senior Lender shall be reimbursed by the Borrower upon closing of an Equity Offering.

ARTICLE IX

CONSTRUCTION

     Section 9.01. Entire Agreement.

     This Agreement, together with the Significant Documents, including the Exhibits and the Schedules thereof, contains the entire agreement of the parties with respect to the subject matters thereof, and supersedes all prior agreements between them, whether oral or written, of any nature whatsoever with respect to the subject matter hereof.

     Section 9.02. Severability Clause.

     Any part or provision of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part or provision of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the parties hereto waive any provision of Law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part or provision of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Agreement, without regard to such invalidity.

     Section 9.03. Counterparts.

     This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     Section 9.04. Governing Law; Agreement Constitutes Security Agreement; Consent to Forum; Immunities.

     This Agreement and each Senior Secured Note shall be governed by and construed in accordance with the Laws of the Commonwealth of Virginia, without giving effect to the conflict of laws rules therein, and shall constitute a security agreement within the meaning of the Virginia UCC. The parties hereto hereby consent and agree that the Circuit Court of Arlington County, Virginia, or, at the Senior Lenders’ option (exercised with all Senior Lenders’ consent), the United States District Court for the Eastern District of Virginia, shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining to this Agreement and any Senior Secured Note or to any matter arising out of or related to this Agreement and any Senior Secured Note. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non convenient and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. Each party hereto irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to Section 10.01 hereof. Nothing in this Agreement or any Senior Secured Note shall be deemed or operate to affect the right of any Senior Lender to serve legal process in any other manner permitted by Law, or to preclude the enforcement by any Senior Lender of any judgment or order obtained in such forum or the taking of any action under this Agreement or the related Senior Secured Note to enforce same in any other appropriate forum or jurisdiction.

     To the extent that the Borrower has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise)

with respect to the Borrower or the Borrower’s property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

     To the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or any matter arising hereunder. Each party hereto also waives any right such party may have to consequential or punitive damages from any other party and hereby agrees not to assert any claim for such damages.

     Section 9.05. No Agency; No Partnership; No Joint Venture.

     Neither any Senior Lender nor the Borrower is the agent or representative of the other, and nothing in this Agreement shall be construed to make either Senior Lender or the Borrower liable to any third party for services performed by such third party or for debts or claims accruing to such third party against either Senior Lender or the Borrower. This Agreement is intended by the parties hereto to constitute a loan and security agreement and nothing contained herein nor the acts of the parties hereto shall be construed to create a partnership, agency, equity investment, profit sharing agreement, joint venture or sale of receivables between any Senior Lender and the Borrower. The parties agree that they will not file any federal, state or local income tax return that is inconsistent with such intended treatment.

     Section 9.06. Judicial Interpretation.

     Should any provision of this Agreement or any of the other Significant Documents require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all the parties hereto have participated in the preparation of this Agreement.

     Section 9.07. Recitals.

     The recitals of this Agreement are not intended to constitute substantive provisions hereof.

     Section 9.08. Rules of Interpretation.

     Except as otherwise expressly provided in this Agreement, the following rules shall apply hereto:

     (a) the singular includes the plural and the plural includes the singular;

     (b) “include” and “including” are not limiting;

     (c) a reference to any agreement or other contract includes permitted supplements, amendments and other modifications;

     (d) a reference to a law (or Law) includes any amendment or modification of such law (or Law) and the rules or regulations issued thereunder;

     (e) a reference to a Person includes its permitted successors and assigns in the applicable capacity;

     (f) a reference in this Agreement to an Article, Section, clause, recital or Exhibit is to the Article, Section, clause, recital or Exhibit of this Agreement unless otherwise expressly provided;

     (g) words such as “hereunder”, “hereto”, “hereof”, and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular Article, Section or clause hereof;

     (h) any right in this Agreement may be exercised at any time and from time to time in accordance with the terms of this Agreement;

     (i) the headings of the Articles and Sections are for convenience and shall not affect the meaning of this Agreement; and

     (j) time is of the essence in performing all obligations.

     Section 9.09. Good Faith.

     The Borrower and the Senior Lenders shall implement the terms and provisions of this Agreement in good faith in accordance with applicable Law.

ARTICLE X

MISCELLANEOUS

     Section 10.01. Notices.

     All demands, notices, requests for consent and other communications hereunder shall be in writing and personally delivered, mailed by certified mail, return receipt requested, and telecopied, and shall be deemed to have been duly given upon receipt;

if to the Borrower:

Specialty Underwriters’ Alliance, Inc. 8585 Stemmons Fwy. Suite 200, South Tower Dallas, Texas 75247 Attn: Courtney Smith, CEO Telephone Number: (972) 401-3665 Telecopier Number: (972) 506-7774

with a copy to:

William W. Rosenblatt, Esq. Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Telephone Number: (212) 806-5940 Telecopier Number: (212) 806-6006

if to FBR:

Friedman, Billings, Ramsey Group, Inc.
Potomac Tower
1001 Nineteenth Street North, 18th Floor
Arlington, VA 22209
Attention: Ned Wheeler
Telephone Number: (703) 312-9527
Telecopier Number: (703) 312-9602

with a copy to:

Thomas Y. Hiner, Esq. Hunton & Williams LLP Riverfront Plaza — East Tower 951 East Byrd Street Richmond, VA 23219 Telephone Number: (804) 788-8279 Telecopier Number: (804) 788-8218

if to SAIL (by regular mail):

Standard American Insurance Limited P.O. Box HM2274 Hamilton HM JX Bermuda

if to SAIL (by courier):

Standard American Insurance Limited 44 Church Street Hamilton HM 12 Bermuda Attention: Tim Carr Telecopier Number: 441-295-1697

with a copy to:

Jim Zech 672 Oenoke Ridge Rd. New Canaan, CT 06840 Telephone Number: (203) 972-3982 Telecopier Number: (203) 972-3986

or, as to any party, at such other address or telecopy number as shall be designated by such party in a written notice to each other party.

     Section 10.02. Further Agreements.

     The Borrower and each Senior Lender each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Section 10.03. Third-Party Rights.

     This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other Person.

     Section 10.04. Advice from Independent Counsel.

     The parties hereto understand that this Agreement and each of the other Significant Documents to which either of them is a party are legally binding agreements that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and each of the other Significant Documents to which it is a party and that it is satisfied with its legal counsel and the advice received from it.

     Section 10.05. Reproduction of Documents.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

[Signature Page Follows]

     IN WITNESS WHEREOF, each of the parties has caused its duly authorized representative to set his hand as of the date first above written.

FRIEDMAN, BILLINGS,		SPECIALTY UNDERWRITERS’ ALLIANCE,
RAMSEY GROUP, INC., Senior Lender		INC., Borrower

By:	/s/ Edward M. Wheeler	By:	/s/ Courtney Smith

Name:	Edward M. Wheeler	Name:	Courtney Smith
Title:	Managing Director	Title:	President

STANDARD AMERICAN INSURANCE LIMITED,
Senior Lender

By:	/s/ David Pickering

Name:	David Pickering
Title:	Director

Acknowledged and Agreed by
Subordinated Lenders:
/s/ Courtney Smith		/s/ William Loder

Courtney Smith		William Loder
/s/ Peter Jokiel		/s/ Gary Ferguson

Peter Jokiel		Gary Ferguson

[Signature Page to the Amended and Restated Senior Loan and Security Agreement]

EXHIBIT A

FORM OF SENIOR SECURED NOTE

Up to $[2,000,000][1,450,000]	As of December 12, 2003
Amended and Restated as of July 23, 2004

     FOR VALUE RECEIVED, the undersigned, SPECIALTY UNDERWRITERS’ ALLIANCE, INC., a Delaware corporation, with a principal place of business located at 8585 Stemmons Fwy., Suite 200, South Tower, Dallas, Texas 75247 (the “Borrower”), promises to pay to the order of [                              ], a [                    ], whose address is [                                        ] (the “Holder”) on or before the Maturity Date, in lawful money of the United States of America, the principal sums set forth on the Schedule of Advances attached hereto, which are not to exceed at any one time [                              ]($[          ]), plus interest at the times and in the amounts and manner as provided in the Amended and Restated Senior Loan and Security Agreement (as it may be supplemented and amended from time to time, the “Agreement”), amended and restated as of July 23, 2004, among the Borrower, the Holder named above and the other Senior Lender identified therein (together with such Holder, the “Senior Lenders”), and acknowledged by Courtney Smith, Peter Jokiel, William Loder and Gary Ferguson; provided, however, that the principal sum evidenced by this Senior Secured Note may exceed the maximum principal amount specified above to the extent of any amounts added to the principal balance of this Senior Secured Note in respect of interest accrued on this Senior Secured Note prior to the Maturity Date, to the extent permitted pursuant to Sections 2.02 and 2.04 of the Agreement.

     MAXIMUM RATE OF INTEREST: It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on this Loan evidenced by this Senior Secured Note (“Maximum Rate”), and if the provisions for interest contained in this Senior Secured Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of the holder of this Senior Secured Note (the “Holder”), returned to the Borrower.

     DUE DATE: All indebtedness evidenced hereby not paid before the Maturity Date shall be due and payable on the Maturity Date. Principal and interest payments shall be due hereunder as described in the Agreement.

     PLACE OF PAYMENT: All payments hereon shall be made, and all notices to the Holder required or authorized hereby shall be given, at the office of the Holder at the address designated in the heading of this Senior Secured Note, or to such other place as the Holder may from time to time direct by written notice to the Borrower.

     PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable by wire transfer in immediately available funds to the account number specified by the Holder, in lawful money of the United States. Payments remitted by the Borrower via wire transfer initiated after 3:00 p.m. New York City time shall be deemed to be received on the next business day. The Borrower agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys’ fees through appellate proceedings and allocated cost of in-house counsel, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness. If any suit or action be instituted to enforce this Senior Secured Note, the Borrower promises to pay, in addition to the cost and disbursements otherwise allowed by Law, such sums as the court may adjudge reasonable attorneys’ fees in such suit or action.

     SECURITY: This Senior Secured Note is issued pursuant to the Agreement, and is secured by a pledge of the Collateral described therein. Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower’s obligations under this Senior Secured Note are recourse obligations of the Borrower to which the Borrower pledges his full faith and credit.

     DEFAULTS: Upon the occurrence of an Event of Default (as defined in the Agreement), the Holder shall have all rights and remedies set forth in the Agreement.

     The failure to exercise any of the rights and remedies set forth in the Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the Holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of the Holder, except as and to the extent otherwise provided by Law.

     WAIVERS: The Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Senior Secured Note, and expressly agrees that this Senior Secured Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further collateral, the release of any collateral for this Senior Secured Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for the Holder, in order to enforce payment of this Senior Secured Note, first to institute or exhaust Lender’s remedies against the Borrower or any other party liable hereon or against any collateral for this Senior Secured Note. None of the foregoing shall affect the liability of the Borrower and any endorsers or guarantors hereof. No extension of time for the payment of this Senior Secured Note, or any installment hereof, made by agreement by the Holder with any person now or hereafter liable for the payment of this Senior Secured Note, shall affect the liability under this Senior Secured Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, the Holder and the Borrower, by written agreement between them, may affect the liability of the Borrower.

     TERMINOLOGY: Any reference herein to the Holder shall be deemed to include and apply to every subsequent holder of this Senior Secured Note. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

     AGREEMENT: Reference is made to the Agreement for provisions as to payments, collateral and acceleration.

     THIS SENIOR SECURED NOTE IS GOVERNED BY THE PROVISIONS OF THE AGREEMENT WHICH IS INCORPORATED HEREIN BY REFERENCE, AND IN THE EVENT ANY TERMS OF THIS SENIOR SECURED NOTE ARE INCONSISTENT WITH THE TERMS OF THE AGREEMENT, THE TERMS OF THE AGREEMENT SHALL GOVERN THIS SENIOR SECURED NOTE. NOTWITHSTANDING THE FOREGOING SENTENCE, NO REFERENCE HEREIN TO THE AGREEMENT AND NO PROVISION OF THIS SENIOR SECURED NOTE OR OF THE AGREEMENT SHALL ALTER OR IMPAIR THE OBLIGATION OF THE BORROWER, WHICH IS ABSOLUTE AND UNCONDITIONAL, TO PAY THE PRINCIPAL OF AND INTEREST ON THIS SENIOR SECURED NOTE AT THE RESPECTIVE TIMES AND AT THE RATES HEREIN PRESCRIBED.

     GOVERNING LAW: This Senior Secured Note shall be governed by and construed in accordance with the Laws of the Commonwealth of Virginia, without giving effect to the conflict of laws rules therein. The parties hereto hereby consent and agree that the Circuit Court of Arlington County, Virginia, or, at the Senior Lenders’ option, the United States District Court for the Eastern District of Virginia, shall have exclusive jurisdiction to hear and determine any claims or disputes pertaining to this Senior Secured Note or to any matter arising out of or related to this Senior Secured Note. The Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting for such legal or equitable relief as is deemed appropriate by such court. The Borrower irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given above. Nothing in this Senior Secured Note shall be deemed or operate to affect the right of the Holder to serve legal process in any other manner permitted by Law, or to preclude the enforcement by the Holder of any judgment or order obtained in such forum or the taking of any action under this Senior Secured Note to enforce same in any other appropriate forum or jurisdiction.

     To the extent that the Borrower has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Borrower or the Borrower’s property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Senior Secured Note.

     IN WITNESS WHEREOF, the Borrower has caused this Senior Secured Note to be executed by its duly authorized officer, as of the date and year first mentioned above.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By:
Name:
Title:

Schedule of Advances

Interest
Date	Amount	Rate
$12.00%

EXHIBIT B

FORM OF WARRANT

B-1

EXHIBIT C

FORM OF INTERCREDITOR AGREEMENT

C-1

SCHEDULE 3.01A

BORROWER’S ORGANIZATIONAL DOCUMENTS

Certificate of Incorporation

Bylaws

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

Pursuant to Sections 228 and 242 of the
Delaware General Corporation Law

          The undersigned, being the Chief Executive Officer of Specialty Underwriters’ Alliance, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is Specialty Underwriters’ Alliance, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 3, 2003. The Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 10, 2003.

     2. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

     3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation’s Certificate of Incorporation as heretofore restated and amended.

     4. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

     FIRST: The name of the Corporation is Specialty Underwriters’ Alliance, Inc.

     SECOND: The Corporation’s registered office in the State of Delaware is at 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

     THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be (i) seventy-five million (75,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”), (ii)

two million (2,000,000) shares of Class B Common Stock, par value $0.01 per share (the “Class B Stock”), and (iii) one million (1,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

1.	Common Stock

          The holders of the Common Stock shall be entitled to one vote per share. The holders of the Class B Stock shall not be entitled to any voting rights except as otherwise required by law but shall otherwise have the same rights as the holders of Common Stock, including the right to share equally in any dividends distributed to the holders of the Common Stock and in any distribution to the holders of the Common Stock pursuant to a dissolution. Certain holders of the Class B Stock may have a contractual right to exchange their shares into shares of Common Stock. The Corporation may have a contractual right to repurchase shares of the Class B Stock from certain holders thereof.

2.	Preferred Stock

          The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Paragraph FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and to establish from time to time the number of shares included in each such series, but not below the number of shares then issued, and to fix the designation, powers, preferences, and relative rights of the shares of each such series and the qualifications, or restrictions thereof. The authority of the Board of Directors with respect to each shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different rates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (h) Any other relative rights, preferences and limitations of that series.

          FIFTH: The name and mailing address of the incorporator is as follows:

Purvi Shah Debevoise & Plimpton 919 Third Avenue New York, New York 10022

          SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

          (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors maybe removed, as provided in the By-Laws.

          (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

          (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

          (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

          (e) The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Neither the amendment or repeal of this section nor the adoption of any provision of this Certificate of Incorporation inconsistent with this section shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.

          (f) The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said Section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Courtney C. Smith, its Chief Executive Officer, this 10th day of May, 2004.

/s/ Courtney C. Smith

Name:	Courtney C. Smith
Title:	Chief Executive Officer

AMENDED AND RESTATED BY-LAWS

OF

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

Dated as of September 14, 2004

i

Table of Contents
(Continued)

ii

Table of Contents
(Continued)

iii

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

AMENDED AND RESTATED BY-LAWS

Dated as of December 12, 2003

ARTICLE I

STOCKHOLDERS

          Section 1.01 Annual Meetings. Subject to Section 1.10 of these By-Laws, the annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, or, within the sole discretion of the Board of Directors, by remote electronic communication technologies, and at such date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

          Section 1.02 Special Meetings. Special meetings of the stockholders may be called at any time by the President (or, in the event of his or her absence or disability, by any Vice President), or by the Board of Directors. A special meeting shall be called by the President (or, in the event of his or her absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than a majority of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers or the Board of Directors shall fail to call such meeting within twenty days after receipt of such request, any stockholder executing such request may call such meeting. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, or, within the sole discretion of the Board of Directors, by remote electronic communication technologies, as shall be specified in the respective notices or waivers of notice thereof.

          Section 1.03 Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, if any, date and hour of each meeting of the stockholders, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If a stockholder meeting is to be held via electronic communications and stockholders will take action at such meeting, the notice of such meeting must: (i) specify the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting; and (ii) provide the information required to access the stockholder list.

          For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the Corporation’s giving notice by that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation. A stockholder’s consent to notice by electronic transmission is automatically revoked if the Corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the Secretary, Assistant Secretary, the transfer agent or other person responsible for giving notice.

          Notices are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address; (ii) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (iii) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder consented to receive such notice; (iv) if by posting on an electronic network (such as a website or chatroom) together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting or (B) the giving of the separate notice of such posting; or (v) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder. Such further notice shall be given as may be required by law.

          A written waiver of any notice of any annual or special meeting signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, shall be deemed equivalent to notice, whether provided before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          Section 1.04 Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction. of business at such meeting.

          Section 1.05 Voting. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

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          Section 1.06 Voting by Ballot. No vote of the stockholders need be taken by written ballot, or by a ballot submitted by electronic transmission, unless otherwise required by law. Any vote which need not be taken by written ballot, or by a ballot submitted by electronic transmission, may be conducted in any manner approved by the meeting.

          Section 1.07 Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, if any, date and hour thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 of these By-Laws, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

          Section 1.08 Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram, or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

          Section 1.09 Organization; Procedure. At every meeting of stockholders the presiding officer shall be the President or, in the event of his or her absence or disability, a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding

3

officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

          Section 1.10 Consent of Stockholders in Lieu of Meeting. To the fullest extent permitted by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (but not less than the minimum number of votes otherwise prescribed by law) and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

          Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

           All provisions of this Section 1.10 shall terminate and no longer be effective upon the consummation of a Qualified Public Offering. A “Qualified Public Offering” means an underwritten public offering on a firm commitment basis under an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of any capital stock of the Corporation in which the aggregate net cash proceeds of the offering to the Corporation in the offering equal or exceed $10,000,000.

ARTICLE II

BOARD OF DIRECTORS

          Section 2.01 General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

          Section 2.02 Number and Term of Office. The number of Directors constituting the entire Board of Directors shall be seven, which number may be modified from time to time by resolution of the Board of Directors, but in no event shall the number of Directors be less than one. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

          Section 2.03 Election of Directors. Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders; provided, however, that Friedman, Billings, Ramsey Group, Inc., a Virginia corporation, shall have the exclusive right to appoint (i) two members of the Board of Directors and (ii) two persons to have observation rights (but no vote) on the Board of Directors until all Obligations have been paid in full. For purposes of this Section 2.03, “Obligations” shall mean

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any and all indebtedness, obligations and liabilities of the Corporation to Friedman, Billings, Ramsey Group, Inc. (voluntary or involuntary, regardless of whether jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and regardless of whether from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Senior Loan and Security Agreement between the Corporation and Friedman, Billings, Ramsey Group, Inc., dated December 12, 2003 and the senior secured note evidencing such Obligations thereunder, or the indebtedness evidenced thereby. Until all Obligations have been paid in full, the first sentence of this Section 2.03 may not be amended or overridden in any way without the prior written consent of Friedman, Billings, Ramsey Group, Inc. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election.

     Section 2.04 Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, radio or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

     Section 2.05 Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or, in the event of his or her absence or disability, by any Vice President, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty-four hours’ notice, if notice is given to each Director personally or by telephone or telegram, or on five days’ notice, if notice is mailed to each Director, addressed to him or her at his or her usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

     Section 2.06 Quorum; Voting. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the

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Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 2.07 Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-Laws shall be given to each Director.

          Section 2.08 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

          Section 2.09 Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

          Section 2.10 Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

          Section 2.11 Resignations. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

          Section 2.12 Removal of Directors. Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such Director. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section 2.13 of these By-Laws.

          Section 2.13 Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the

6

Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders.

          Section 2.14 Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Board of Directors.

          Section 2.15 Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE III

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

          Section 3.01 How Constituted. The Board of Directors may designate one or more Committees, including an Executive Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

          Section 3.02 Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this section, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation; provided, however, that the Executive Committee shall not have the power and authority to declare dividends or to authorize the issuance of stock of the Corporation. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the Executive Committee nor any such other Committee shall have the power or authority:

          (a) to amend the Certificate of Incorporation;

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          (b) to adopt an agreement of merger or consolidation;

          (c) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

          (d) to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

          (e) to amend the By-Laws of the Corporation;

          (f) to remove any President, Vice President, Assistant Secretary or Assistant Treasurer of the Corporation;

          (g) to authorize the borrowing of funds, other than under existing facilities, that is material to the capital structure of the Corporation;

          (h) to authorize any new compensation or benefit program;

          (i) to appoint or discharge the Corporation’s independent public accountants;

          (j) to authorize the annual operating plan, annual capital expenditure plan and strategic plan; or

          (k) to abolish or usurp the authority of the Board of Directors.

          The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

          Section 3.03 Proceedings. Each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

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          Section 3.04 Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

          Section 3.05 Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

          Section 3.06 Absent or Disqualified Members. In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          Section 3.07 Resignations. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

          Section 3.08 Removal. Any member (and any alternate member) of any Committee may be removed from his or her position as a member (or alternate member, as the case may be) of such Committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

          Section 3.09 Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

ARTICLE IV

OFFICERS

          Section 4.01 Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a

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Treasurer. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer need be a Director of the Corporation.

     Section 4.02 Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

     Section 4.03 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 4.04 Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board of Directors or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

     Section 4.05 Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

     Section 4.06 The President. The President shall preside at all meetings of the stockholders and directors at which he or she is present, shall be the chief executive officer and the chief operating officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer and a chief operating officer of a corporation. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President or the Board of Directors. The President shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

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          Section 4.07 The Vice President. Each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the President. In the absence of the President, the duties of the President shall be performed and his or her powers may be exercised by such Vice President as shall be designated by the President, or failing such designation, such duties shall be performed and such powers may be exercised by each Vice President in the order of their earliest election to that office; subject in any case to review and superseding action by the President.

          Section 4.08 The Secretary. The Secretary shall have the following powers and duties:

          (a) He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

          (b) He or she shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

          (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such Committee.

          (d) He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he or she may attest the same.

          (e) He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

          (f) He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

          (g) He or she shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (h) He or she shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, or the President.

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          Section 4.09 The Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall have the following powers and duties:

          (a) He or she shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

          (b) He or she shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

          (c) He or she shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

          (d) He or she shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

          (e) He or she shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

          (f) He or she may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (g) He or she shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, or the President.

          Section 4.10 Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.

          Section 4.11 Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

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ARTICLE V

CAPITAL STOCK

          Section 5.01 Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

          Section 5.02 Signatures; Facsimile. All signatures on the certificate referred to in Section 5.01 of these By-Laws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

          Section 5.03 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

          Section 5.04 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

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     Section 5.05 Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted, by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 5.06 Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

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          Section 5.07 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

          Section 6.01 Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication o£ liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

          The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Section 6.02 Successful Defense. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01 of these By-Laws or in defense of any claim, issue or matter therein, he or she shall be indemnified against

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expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

          Section 6.03 Determination That Indemnification Is Proper. Any indemnification of a present or former director or officer of the Corporation under Section 6.01 of these By-Laws (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws. Any indemnification of a present or former employee or agent of the Corporation under Section 6.01 of these By-Laws (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          Section 6.04 Advance Payment of Expenses. Expenses (including attorneys’ fees) incurred by a present director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Corporation, or in respect of a present director or officer the Board of Directors, may authorize the Corporation’s counsel to represent such present or former director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

          Section 6.05 Procedure for Indemnification of Directors and Officers. Any indemnification of a director, officer, employee or agent of the Corporation under Sections 6.01 and 6.02 of these By-Laws, or advance of costs, charges and expenses to such person under Section 6.04 of these By-Laws, shall be made promptly, and in any event within thirty days, upon the written request of such person. If a determination by the Corporation that such person is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article shall be enforceable by such person in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of these By-Laws where

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the required undertaking, if any, has been received by or tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 6.06 Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

          The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 6.07 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

          Section 6.08 Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

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ARTICLE VII

OFFICES

          Section 7.01 Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 9 East Loockerman Street in the City of Dover, County of Kent. The name of the registered agent is National Registered Agents, Inc.

          Section 7.02 Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

          Section 8.01 Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation’s Capital Stock.

          A member of the Board of Directors, or a member of any Committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid

          Section 8.02 Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

          Section 8.03 Execution of Instruments. The President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

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          Section 8.04 Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors or the President. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the President shall authorize. When so authorized by the Board of Directors or the President, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

          Section 8.05 Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors or the President, or by such officers or agents as may be authorized by the Board of Directors or the President to make such determination.

          Section 8.06 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the President from time to time may determine.

          Section 8.07 Sale Transfer, etc. of Securities. To the extent authorized by the Board of Directors or by the President, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

          Section 8.08 Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

          Section 8.09 Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation’s first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

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          Section 8.10 Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

          Section 8.11 Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

ARTICLE IX

AMENDMENT OF BY-LAWS

          Section 9.01 Amendment. Subject to the provisions of the Certificate of incorporation, these By-Laws may be amended, altered or repealed

          (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

          (b) at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

ARTICLE X

CONSTRUCTION

          Section 10.01 Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

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SCHEDULE 3.01B

BORROWER’S CAPITAL STOCK

Common Stock

75,000,000 Shares Authorized (Par Value $0.01 per Share)

10 Shares Issued and Outstanding (as of July 23, 2004)

Preferred Stock

1,000,000 Shares Authorized (Par Value $0.01 per Share)

No Shares Issued or Outstanding